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Exhibit 5.1

February 29, 2008

Dynex Capital, Inc.
4551 Cox Road, Suite 300
Glen Allen, Virginia  23060

Re:    Dynex Capital, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 (“Rule 415”) of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with a proposed maximum aggregate offering price of up to $1,000,000,000:  (1) shares of common stock, $0.01 par value per share (the “Common Stock”); (2) shares of preferred stock, $0.01 par value per share, to be issued in one or more series (the “Preferred Stock”); (3) debt securities, in one or more series, any series of which may be either senior debt securities or subordinated debt securities (collectively, the “Debt Securities”); and (4) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”).  The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Offered Securities.”

The Offered Securities will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (each, a “Prospectus Supplement”).  The Debt Securities will be issued under indentures (each, an “Indenture”), applicable forms of which will be filed by amendment or incorporated by reference in the Registration Statement in connection with the offering of any Debt Securities, as appropriate.

ATLANTA • HONG KONG • LONDON • NEWARK • NEW YORK • NORFOLK • RALEIGH
RICHMOND • SHANGHAI • TYSONS CORNER • VIRGINIA BEACH • WASHINGTON, D.C.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

Dynex Capital, Inc.
February 29, 2008

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Articles of Incorporation of the Company effective February 4, 1988 and amendments thereto (collectively, the “Articles”), as in effect on the date hereof; (3) the Bylaws of the Company as amended and restated June 15, 2006 (the “Bylaws”) and as in effect on the date hereof; and (4) a copy of certain resolutions of the Board of Directors of the Company (the “Board”) (or a duly authorized committee thereof) relating to the issuance and sale of the Offered Securities and other matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.  We have further assumed, at and prior to the time of the sale and delivery of any Offered Securities pursuant to the Registration Statement, (1) the Board will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Offered Securities and that as established will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (2) the Registration Statement, as finally amended (including all necessary post-effective amendments thereto), will have become effective under the Securities Act and no stop order suspending its effectiveness will have been issued and remain in effect; (3) an appropriate Prospectus Supplement or term sheet with respect to the Offered Securities will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; and (iv) if the Offered Securities are being sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

Dynex Capital, Inc.
February 29, 2008

Our opinions set forth below are limited to the laws of the Commonwealth of Virginia that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.  The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinions expressed below, relating to whether the Offered Securities described therein will be legal, valid and binding obligations of the Company, are subject to the exception that enforcement thereof may be limited by (1) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of materiality, reasonableness, good faith and fair dealing; (2) the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; (3) public policy considerations that may limit the rights of the parties to obtain further remedies; and (iv) the waiver of any usury defense contained in any Indenture that may be unenforceable.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.           With respect to any Common Stock (including any Common Stock issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants) to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (1) the Offered Common Stock has been duly authorized by the Board; (2) the Offered Common Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto; (3) in the case of any Offered Common Stock to be issued under any Warrants, due exercise of and payment of the exercise price specified in such Warrants has occurred; and (4) in the case of any Offered Common Stock to be issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

Dynex Capital, Inc.
February 29, 2008

of the applicable instruments has occurred, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued and will be fully paid and non-assessable.

2.           With respect to any Preferred Stock (including any Preferred Stock issued upon the exercise of any Warrants) to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (1) the Offered Preferred Stock has been duly authorized by the Board; (2) appropriate articles of amendment with respect to such Preferred Stock have been filed; (3) the Offered Preferred Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto; and (4) in the case of any Offered Preferred Stock to be issued under any Warrants, due exercise of and payment of the exercise price specified in such Warrants has occurred, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued and will be fully paid and non-assessable.

3.           With respect to any Debt Securities (including any Debt Securities issued upon the exercise of any Warrants) to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (1) the Indenture relating to such Offered Debt Securities has been filed by amendment to or incorporated by reference in the Registration Statement and has been qualified under the Trust Indenture Act of 1939, as amended, and such Indenture has been duly authorized, executed and delivered by the Company and the trustee named in such Indenture; (2) the Company’s Board has duly adopted final resolutions authorizing the issuance and sale of such Debt Securities, as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the applicable Indenture; (3) in the case of any Offered Debt Securities to be issued under any Warrants, due exercise of and payment of the exercise price specified in such Warrants has occurred; and (4) the Offered Debt Securities have been duly executed and countersigned in accordance with the applicable Indenture and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW

Dynex Capital, Inc.
February 29, 2008

4.           With respect to any Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (1) the execution and delivery of a Warrant agreement related to the Offered Warrants (each, a “Warrant Agreement”) has been authorized by the Board; (2) the Warrant Agreement has been duly executed and delivered on behalf of the Company and the warrant agent named therein; and (3) the Warrants have been duly executed, countersigned, issued and delivered against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board and otherwise in accordance with the Warrant Agreement and such agreement, the Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Troutman Sanders LLP